Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 07/31/2010


Due to the restrictions in the format of form N-SAR, all breakpoints of the investment advisory fee were unable to be listed. Below is a complete list of the breakpoits:

Series 1

48.

Step		Asset Value ($000's ommitted)		Annual Fee Rate

first		$  3000000				0.550%
next		$  1000000				0.540%
next		$  1000000				0.530%
next		$  1000000				0.520%
next		$  1000000				0.510%
next		$  3000000				0.500%
next		$  8000000				0.485%
next		$  7000000				0.470%
next		$  8000000				0.455%
next		$  7000000				0.440%
next		$  8000000				0.425%
next		$  7000000				0.410%
over		$ 55000000				0.395%



Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 1

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $ 138837

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $    -
	    Class C	      $    306
	    Class R	      $   2906
	    Class Y	      $  61286


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $  0.21

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $   -
    	    Class C	      $  0.002
	    Class R	      $  0.11
	    Class Y	      $  0.29


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A            615838

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B 	        22897
	    Class C            139507
	    Class R	        27353
	    Class Y	       227354


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 30.22

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 28.88
	    Class C           $ 29.12
	    Class R	      $ 30.23
	    Class Y           $ 30.56



Series 3

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $   64

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B           $    -
	    Class C           $    -


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.03

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $	   -
    	    Class C	      $    -


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         2530

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B             - (1)
	    Class C             - (1)

	    (1) less than 500 shares outstanding


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 10.55

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $  9.75
	    Class C           $  9.76